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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
 August 19, 2003

PACIFIC ENERGY PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	313345 (Commission File Number)	68-0490580 (IRS Employer Identification No.)

5900 Cherry Avenue
Long Beach, CA 90805-4408
(Address of Principal Executive Offices)

(562) 728-2800
(Registrant's telephone number, including area code)

ITEM 5. OTHER EVENTS.

        On August 19, 2003, Pacific Energy Partners, L.P., a Delaware limited partnership (the "Partnership"), Pacific Energy GP, Inc., a Delaware corporation and the general partner of the Partnership ("GP Inc.") and Pacific Energy Group LLC, a Delaware limited liability company and a wholly owned subsidiary of the Partnership ("PEG"), entered into an underwriting agreement in connection with the offering and sale (the "Offering"), by the Partnership of up to 5,750,000 common units representing limited partner interests in the Partnership. The common units to be offered and sold in the Offering have been registered under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Registration Statement on Form S-3 (SEC File Nos.: 333-107609, 333-107609-01, 333-107609-02, 333-107609-03, 333-107609-04 and 333-107609-05) (the "Registration Statement"), filed on August 1, 2003, by the Partnership, PEG and certain subsidiaries of PEG with the Securities and Exchange Commission (the "Commission"). The Registration Statement was declared effective by the Commission on August 8, 2003. In connection with the Offering, a final prospectus supplement dated August 19, 2003, has been filed pursuant to Rule 424(b) promulgated under the Securities Act.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

  (a)
  Financial Statements of Business Acquired.

          Not applicable.

  (b)
  Pro Forma Financial Statements.

          Not applicable.

  (c)
  Exhibits.
1.1	Underwriting Agreement dated August 19, 2003 by and among Pacific Energy Partners, L.P., Pacific Energy GP, Inc., Pacific Energy Group LLC, Citigroup Global Markets Inc., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., RBC Dain Rauscher Inc. and McDonald Investments Inc.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto)

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC ENERGY PARTNERS, L.P.
By:	PACIFIC ENERGY GP, INC. its General Partner
By:	/s/ GERALD A. TYWONIUK Gerald A. Tywoniuk Senior Vice President, Chief Financial Officer and Treasurer

Date: August 21, 2003

EXHIBIT INDEX

Exhibit Number	Description
1.1	Underwriting Agreement dated August 19, 2003 by and among Pacific Energy Partners, L.P., Pacific Energy GP, Inc., Pacific Energy Group LLC, Citigroup Global Markets Inc., Lehman Brothers Inc., UBS Securities LLC, A.G. Edwards & Sons, Inc., RBC Dain Rauscher Inc. and McDonald Investments Inc.
5.1	Opinion of Vinson & Elkins L.L.P.
8.1	Opinion of Vinson & Elkins L.L.P.
23.1	Consent of Vinson & Elkins L.L.P. (included in Exhibits 5.1 and 8.1 hereto).

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  ITEM 5. OTHER EVENTS.
  ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX